UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 23, 2008, Crdentia Corp. (the “Company”) entered into a Third Amendment to the Asset Purchase Agreement (Third Amendment) and Promissory Note in connection with an earn-out obligation owed to the sellers of Medical People Healthcare Services, Inc. in Birmingham, Alabama.  The Third Amendment revises the Asset Purchase Agreement to add the earn-out obligation of $700,000 to the existing $500,000 promissory note to create a New Note dated May 1, 2008 for $1,200,000.   The New Note requires interest at 7.75% and is payable in monthly installments of $44,129 until maturity in October 2010.   No equity securities, and no securities exercisable, convertible or exchangeable for equity securities, were issued in connection with the Promissory Note.  The Third Amendment is filed as Exhibit 10.1 and the Promissory Note is filed as Exhibit 10.2 to this report on Form 8-K.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in further detail above under Item 1.01, Entry into a Material Definitive Agreement, on June 23, 2008, the Company incurred an obligation under a Promissory Note to the sellers of Medical People Healthcare Services, Inc. in Birmingham, Alabama.  The disclosures made above regarding the Third Amendment and Promissory Note are incorporated herein to the extent applicable.

Item 9.01       Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Asset Purchase Agreement with Medical People Healthcare Services, Inc.

10.2	Promissory Note, dated May 1, 2008, issued by Crdentia Corp. to sellers of Medical People Healthcare Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

June 24, 2008	By	: /S/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Asset Purchase Agreement with Medical People Healthcare Services, Inc.

10.2	Promissory Note, dated May 1, 2008, issued by Crdentia Corp. to sellers of Medical People Healthcare Services, Inc.